UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 2015

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2015, Riverbed Technology, Inc. (the “Company”), Project Homestake Holdings, LLC (“Newco”) and Project Homestake Merger Corp., a wholly owned subsidiary of Newco (“Merger Sub”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of December 14, 2014, between the Company, Newco and Merger Sub (the “Merger Agreement”).

Pursuant to the Amendment, the parties agreed to remove Taiwan from the jurisdictions whose regulatory approval is required as a condition to the closing of the Merger.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Amendment, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 5, 2015, by and among Project Homestake Holdings, LLC, Project Homestake Merger Corp., and Riverbed Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

Date: January 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 5, 2015, by and among Project Homestake Holdings, LLC, Project Homestake Merger Corp., and Riverbed Technology, Inc.